EXHIBIT 99

                                                                  CON-WAY INC.
                                                                  NEWS RELEASE
                                                                     Contacts:
                                   Investor:  Patrick Fossenier 1+650-378-5353
                                   News Media:      Gary Frantz 1+650-378-5335

                     CON-WAY INC. REPORTS FIRST-QUARTER RESULTS FOR 2010



SAN  MATEO,  Calif.-May  5, 2010-Con-way Inc. (NYSE:CNW) today reported a net loss applicable to common  shareholders for the first quarter of 2010 of $4.0 million (8 cents per share).  The results compare to a first quarter 2009 net loss to common shareholders of $154.0 million ($3.35 per share).



The first quarter 2010 net loss  included  a $2.3 million tax charge (5 cents per share) related to recently-enacted health  care  legislation,  and a $2.8 million  pre-tax  charge (4 cents per share) for the write-off of a customer-

relationship intangible  asset  related  to  the  2007  acquisition  of  Chic

Logistics.  First  quarter 2009 results included a goodwill-impairment charge at Con-way Truckload  of  $134.8 million ($2.93 per share) and a $2.7 million tax benefit (6 cents per share) from a now-expired fuel-related tax credit.



Revenue in the first quarter  of  2010  was  $1.16  billion,  a  20.7 percent increase from last year's first quarter.  Operating income in the  2010 first quarter was $14.4 million compared to an operating loss of $150.3 million  in the  first  quarter a year ago, primarily reflecting the prior-year goodwill-

impairment charge.



The 2010 first  quarter  tax  provision  was  $1.1 million including the $2.3 million charge related to the health care reform  legislation. The 2009 first quarter had a tax benefit of $13.5 million, which included  the effect of the expired  fuel-related tax credit, and no tax benefit from the  non-deductible goodwill-impairment charge.


Commenting  on the quarter's results, Douglas W. Stotlar, Con-way's president and CEO, noted  that the freight and logistics markets improved each month in

the  quarter  as  the   economy  continued  its  recovery.  "Con-way  Freight

experienced sequential tonnage  gains  month-to-month that were stronger than

historical  seasonal  data  would  indicate,"   Stotlar   noted.   "The   LTL

supply/demand  equation  is  undergoing a slow but steady shift, which should lead to stronger pricing, but  it  will  take some time for capacity to fully rationalize,  dampening our expectations for  significant  expansion  of  LTL operating margins in the near term."



Menlo Worldwide  Logistics  continued to build on a strong 2009 with a record profit in the 2010 first quarter.  "Menlo  is  benefiting from strong current project  activity across its full portfolio of transportation  and  logistics

management   services,"   Stotlar   said.  "With  the  combination  of  solid

contributions from maturing new accounts, a return to growth in transactional volumes  from  existing customers and good  cost  controls,  Menlo  performed well."


Con-way Truckload  was  successful  at  realizing  efficiency and utilization gains  as it reduced empty miles and improved the operating  productivity  of its fleet, which is somewhat smaller than this time last year.  "Profits were restrained  primarily  due to higher fuel prices and lower revenue per loaded mile," Stotlar said. "With  the recovering economy, demand is increasing in a market with less capacity than a year ago. That's strengthening spot pricing,

although  longer-term contract  rate  increases  have  been  slower  to  gain traction."



Operating results in the 2010 first quarter for Con-way's reporting segments were as follows:


FREIGHT


For  the  2010  first quarter,  Con-way  Freight,  the  company's  less-than-

truckload operation, reported:



  *  Revenue of $725.0  million,  a  26.3  percent  increase over last year's first-quarter revenue of $573.8 million.



  *  Operating loss of $3.2 million, compared to an operating  loss  of $23.4 million  in  the  year-ago  period.  Results were adversely affected  by persistently weak LTL industry  pricing,  but  benefited  from employee-

     related cost-saving initiatives implemented in April 2009.



  *  Tonnage  per  day  increased  34.8 percent over the previous-year  first quarter.



  *  Yield  declined  7.8  percent  from  the  previous-year  first  quarter,

     primarily reflecting continued pressure  on  pricing  in the competitive

     LTL  market,  and  the  effect of a 9.3 percent increase in  weight  per

     shipment compared to the  prior  year.   Excluding  the  fuel surcharge,

     yield declined 11.2 percent.



  *  Operating ratio was 100.4 in the 2010 first quarter compared to 104.1 in the previous-year period.



LOGISTICS



For  the  first  quarter  of  2010,  Menlo Worldwide Logistics, the company's global logistics and supply chain management operation, reported:



  *  Revenue of $355.2 million, up 12.2  percent  from  the  prior-year first

     quarter  revenue  of  $316.5  million.   Revenue  growth  was from  both

     transportation management and warehouse management services.



  *  Net revenue of $144.2 million, which increased 15.2 percent  from $125.2 million  in  the  same  period  of  last year.  The improvement reflects

     contributions   from   warehouse  management   services   as   well   as

     transportation  management   revenue,  which  due  primarily  to  higher

     performance-based  revenue, grew  by  a  larger  amount  than  purchased transportation expense.



  *  Operating income of  $12.9  million  (including the $2.8 million expense for the acquisition-related write-off),  a  record  for quarterly profit and a 158.5 percent increase from the $5.0 million earned  in  the first quarter  of 2009.  The record operating income reflects the increase  in net revenue  and  improved  operating  margins  on  both  warehouse  and transportation management services.



TRUCKLOAD



For  the  first  quarter  of  2010,  Con-way  Truckload,  the company's full-

truckload transportation operation, reported:



  *  Revenue  of $140.6 million, a 4.3 percent increase from  the  prior-year

     first  quarter  revenue  of  $134.8  million.   The  increase  primarily

     reflects  higher fuel-surcharge revenue, partially offset by the effects of a smaller fleet and lower revenue per loaded mile.



  *  Operating income  of  $3.0  million,  compared  to  a first quarter 2009 operating loss of $132.7 million, which included the goodwill-impairment charge  of  $134.8  million.  Excluding  the  charge,  operating  income increased 39.3 percent from $2.1 million in last year's  first  quarter.

     The current quarter benefited from improved asset utilization and  lower empty  miles,  but  was  negatively affected by lower revenue per loaded mile and higher fuel costs.



  *  Operating ratio in the first  quarter of 2010 was 97.5, compared to 98.3 in  the  first  quarter  of  2009. The  ratios  are  exclusive  of  fuel surcharges and the prior-year goodwill impairment charge.



CON-WAY OTHER



Con-way Other includes the company's Road Systems, Inc. trailer-manufacturing unit  as  well  as  other  corporate activities.  These  activities  produced operating income of $1.7 million  in  the 2010 first quarter compared to $0.8 million in the previous-year period.



INVESTOR CONFERENCE CALL



Con-way will host a conference call for  the  investment  community tomorrow,

Thursday,  May  6  beginning  at 8:30 a.m. Eastern Daylight Time  (5:30  a.m.

Pacific).



The call can be accessed by dialing  (866)  264-3634  or  (706) 643-3632 (for

international   callers)   and   is   expected  to  last  approximately   one

hour. Callers are requested to dial in at least five minutes before the start of the call. The call will also be available  through a live internet webcast at www.con-way.com, in the investor relations section.



An audio replay will be available for two weeks following the call by dialing

(800) 642-1687 or (706) 645-9291 (for international callers) and using access code 64785288.  An Internet replay of the presentation will also be available at the Con-way website.



About Con-way -- Con-way Inc. (NYSE:CNW) is a $4.3 billion freight transportation and logistics services company headquartered in San Mateo, Calif. A diversified transportation company, Con-way delivers industry-leading services through three primary operating companies: Con-way Freight, Con-way Truckload and Menlo Worldwide Logistics. These operating units provide high-performance, day-definite less-than-truckload and full truckload freight transportation, as well as logistics, warehousing and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit us on the Web at www.con-way.com.



FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including: any projections of earnings, revenues, weight, yield, volumes, income or other financial or operating items, all statements of the plans, strategies, expectations or objectives of Con-way's management for future operations or other future items, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any legal and other claims and proceedings that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements regarding strategic acquisitions, any statements of estimates or belief, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, increasing competition and pricing pressure, the creditworthiness of Con-way's customers and their ability to pay for services rendered, changes in fuel prices or fuel surcharges, the possibility that Con-way may, from time to time, be required to record impairment charges for goodwill, in tangible assets and other long-lived assets, the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), uncertainty in the credit markets, including the effect on Con-way's ability to refinance indebtedness as and when it becomes due, labor matters, enforcement of and changes in governmental regulations or legislation which potentially could result in an adverse impact on the company, environmental and tax matters, and matters relating to Con-way's defined benefit pension plans, including the effect on the plans of changes in discount rates and in the value of plan assets. The factors included herein and in Item 7 of Con-way's 2009 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.


             ****************************************************



                                Con-way Inc.
               Consolidated Statements of Operating Results
              (Dollars in thousands except per share amounts)

                                 Three Months Ended
                                       March 31,
                                 ----------------------
                                   2010           2009
                                 --------      --------

REVENUE

   Freight                       $  725,003     573,815
   Logistics [a]                    355,183     316,477
   Truckload                        140,616     134,783
   Other                             11,839       5,989
   Inter-segment Revenue
         Eliminations               (70,730)    (68,132)
                                 ----------   ----------
                                 $1,161,911     962,932
                                 __________   __________


OPERATING INCOME (LOSS)

    Freight                     $    (3,153)    (23,387)
    Logistics [b]                    12,856       4,974
    Truckload [c]                     2,975    (132,678)
    Other                             1,722         779
                                  ---------    ---------
                                     14,400    (150,312)


    Other Expense, net               17,314      15,513
                                  ---------     --------

Loss before Income
    Tax Provision (Benefit)          (2,914)   (165,825)
    Income Tax Provision
        [Benefit][d]                  1,123     (13,476)
                                  ----------    --------

Net Loss                             (4,037)   (152,349)
                                  ----------   ---------


    Preferred Stock Dividends             -       1,617

                                  ---------    ---------
NET LOSS APPLICABLE TO
  COMMON SHAREHOLDERS            $   (4,037)   (153,966)
                                  __________   _________


Weighted-Average Common Shares Outstanding

  Basic                          49,335,702   45,962,858
  Diluted                        49,335,702   45,962,858


Loss Per Common Share

  Basic
    Net Loss Applicable to
     Common Shareholders            $(0.08)      $(3.35)

                                   ---------     --------

  Diluted
    Net Loss Applicable to
     Common Shareholders            $(0.08)      $(3.35)

                                   ---------     --------


                    ****************************************************



[a] Logistics' net revenue

   Revenue                      $  355,183       316,477
   Purchased transportation
     expense                      (210,934)     (191,244)
                                 ----------     ---------
   Net revenue                  $  144,249       125,233
                                 __________     _________


[b] The first quarter of 2010 includes a $2.8 million charge ($0.04 per share) for the write-off of a customer-relationship intangible asset.

[c] The first quarter of 2009 includes a $134.8 million ($2.93 per share) goodwill impairment charge.

[d] The first quarter of 2010 includes a $2.3 million tax charge ($0.05 per share) related to recently enacted health care legislation. The first quarter of 2009 includes a $2.7 million tax benefit ($0.06 per share) from a now-expired fuel-related tax credit.



                    ***************************************

                                 Con-way Inc.
                     Consolidated Condensed Balance Sheets
                            (Dollars in thousands)


                       March 31, 2010                March 31, 2009
ASSETS

Current assets        $    1,202,723              $      1,076,894
Property, plant
 and equipment, net        1,347,418                     1,375,273
Other assets                 438,971                       444,050
                       -------------              ----------------
      Total Assets    $    2,989,112              $      2,896,217
                       _____________              ________________



LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilitie    $      878,130              $        791,484
Long-term debt
 and capital leases          758,588                       760,789
Other long-term
 liabilities and
 deferred credits            659,602                       657,215
Shareholders'
  equity                     692,792                       686,729
                       -------------              ----------------
 Total Liabilities and
 Shareholders' Equity  $   2,989,112              $      2,896,217
                       _____________              ________________